Exhibit 99.1

Bioventus Reports First Quarter Results; Reaffirms Full-Year 2022 Financial Guidance
DURHAM, NC – May 10, 2022 – Bioventus Inc. (Nasdaq: BVS) ("Bioventus" or "the Company"), a global leader in innovations for active healing, today reported financial results for three months ended April 2, 2022.
Q1 Financial Summary & Recent Highlights:
•Net Sales of $117.3 million, up $35.5 million, or 43.4%, year over year as reported and 8.6% organically*
•Net Loss of ($14.8) million, compared to Net Income of $24.5 million in prior-year period
•Adjusted EBITDA* of $7.1 million, compared to $11.1 million in prior-year period

"We are pleased with our strong start to the year as we continue to build our market penetration and drive growth despite a challenging macro environment. Our commercial organization executed well, and we saw progress with our integration plans,” commented Ken Reali, Bioventus’ chief executive officer. “As we celebrate the 10-year anniversary of Bioventus, we are encouraged by the momentum we’re seeing across our key short- and mid-term growth drivers, which position us for sustained double-digit growth and margin expansion."

*See below under “Use of Non-GAAP Financial Measures” for more details.

First Quarter 2022 Financial Results:
The following table represents net sales by geographic region, and by vertical, for the three months ended April 2, 2022 and April 3, 2021, respectively:

	Three Months Ended		Change
($ thousands, except for percentage)	April 2, 2022	April 3, 2021	$	%
By Geographic Region:
U.S.	$104,081	$74,538	$29,543	39.6%
International	13,209	7,240	5,969	82.4%
Net Sales	$117,290	$81,778	$35,512	43.4%
By Vertical:
Pain Treatments	$52,053	$41,530	$10,523	25.3%
Restorative Therapies	34,360	21,821	12,539	57.5%
Surgical Solutions	30,877	18,427	12,450	67.6%
Net Sales	$117,290	$81,778	$35,512	43.4%
Net sales were $117.3 million compared to $81.8 million for the first quarter of 2021, an increase of $35.5 million, or 43.4%, year-over-year, primarily due to acquisitions. International net sales for the first quarter of 2021 increased 82.4% year over year, or 88.8% on a constant currency* basis.
Gross profit was $75.7 million, or 64.5% of net sales, compared to $59.6 million, or 72.8% of net sales, for the first quarter of 2021, an increase of $16.1 million year-over-year. Non-GAAP gross profit* was $89.1 million, or 76.0% of net sales, compared to $64.8 million, or 79.2% of net sales, for the first quarter of 2021, an increase of $24.3 million year over year.
Operating loss was ($21.5) million, compared to operating income of $22.0 million for the first quarter of 2021, a decrease of ($43.4) million, year-over-year. Operating margin was (18.3%) of net sales, compared to 26.9% of net sales for the first quarter of 2021. Non-GAAP operating income* was $1.9 million, compared to $33.5 million for the first quarter of 2021, a decrease of ($31.6) million year-over-year. Non-GAAP operating margin* was 1.6% of net sales, compared to 40.9% of net sales for the first quarter of 2021.
Net Loss was ($14.8) million compared to net income of $24.5 million for the first quarter of 2021, a decrease of ($39.3) million year-over-year. Non-GAAP net income (loss)* was $2.8 million, compared to $33.4 million, for the first quarter of 2021, a decrease of ($30.6) million, year-over-year.
Adjusted EBITDA* was $7.1 million, compared to $11.1 million for the first quarter of 2021, a decrease of ($4.0) million year-over-year.
Balance Sheet:
As of April 2, 2022, the Company had $27.4 million in cash and cash equivalents and $368.3 million in debt obligations, compared to $43.9 million in cash and cash equivalents and $357.7 million in debt obligations as of December 31, 2021.
Reaffirms Full Year 2022 Financial Guidance:
For the twelve months ending December 31, 2022, the Company expects:
•Net sales of $545 million to $565 million, representing year over year growth of approximately 26% to 31%.
•Adjusted EBITDA* of $94 million to $107 million, compared to $80.8 million for the year ended December 31, 2021.
The Company does not provide U.S. GAAP financial measures, other than net sales, on a forward-looking basis because the Company is unable to predict with reasonable certainty the impact and timing of acquisition related expenses, accounting fair-value adjustments, and other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

*See below under “Use of Non-GAAP Financial Measures” for more details.

The Company is not providing guidance for adjusted diluted earnings per share due to the uncertainty of the timing for its potential CartiHeal acquisition, but will provide guidance after completion of any acquisition.
The Company's guidance reflects its current expectations regarding the impact of COVID-19 on its business. The severity and duration of the COVID-19 pandemic are outside of the Company’s control and, given the uncertain nature of the pandemic, could cause the Company’s future operating results to be different from our current expectations, particularly if the impact of the pandemic worsens.
Presentation: This press release presents historical results, for the periods presented, of Bioventus Inc., including Bioventus LLC, the predecessor of Bioventus Inc. for financial reporting purposes.

First Quarter 2022 Earnings Conference Call:
Management will host a conference call to discuss the Company’s financial results and provide a business update, with a question and answer session, at 8:30 a.m. Eastern Time on May 10, 2022. Those who would like to participate may dial 844-945-2085 (442-268-1266 for international callers) and provide access code 1795461.
A live webcast of the call and any accompanying materials will also be provided on the investor relations section of the Company's website at https://ir.bioventus.com/.
The webcast will be archived on the Company’s website at https://ir.bioventus.com/ and available for replay until May 9, 2023.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for pain treatments, restorative therapies and surgical solutions. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com, and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our business strategy, position and operations; expected sales trends, opportunities and growth; the pending acquisition of CartiHeal; expected completion of integration efforts for Bioness and Misonix; expected impacts of the COVID-19 pandemic; and the Company’s financial guidance and expected financial performance. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release include, but are not limited to, statements about the adverse impacts on our business as a result of the COVID-19 pandemic; our dependence on a limited number of products; our ability to develop, acquire and commercialize new products, line extensions or expanded indications; we may be unable to raise the capital necessary to complete the CartiHeal acquisition and our ability to raise additional funds in the future may be limited; if we are unable to consummate the CartiHeal transaction, we will incur substantial costs and may be subject to forfeiture of the $50.0 million advance paid into escrow or other legal action; the continued and future acceptance of our existing portfolio of products and any new products, line extensions or expanded indications by physicians, patients, third-party payers and others in the medical community; the proposed down-classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration ("FDA"); our ability to achieve and maintain adequate levels of coverage and/or reimbursement for our products, the procedures using our products, or any future products we may seek to commercialize, including any potential changes by Centers for Medicare and Medicaid Services in the manner in which our HA viscosupplementation products are reimbursed; our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; competition against other companies and consolidation in our industry; the negative impact on our ability to market our HA products due to the reclassification of HA products from medical devices to drugs in the United States by the FDA; our ability to attract, retain and motivate our senior management and qualified personnel; our ability to continue to research, develop and manufacture our products if our facilities are damaged or become inoperable; failure to comply with the extensive government regulations related to our products and operations; enforcement actions if we engage in improper claims submission practices or in improper marketing or promotion of our products; the FDA regulatory process and our ability to obtain and maintain required regulatory clearances and approvals; failure to comply with the government regulations that apply to our human cells, tissues and cellular or tissue-based products; the clinical studies of any of our future products that do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (“SEC”), including Bioventus’ Annual Report on Form 10-K for the year ended December 31, 2021, and as updated by Bioventus' Quarterly Report on Form 10-Q for the quarter ended April 2, 2022 and as may be further updated from time to time in Bioventus’ other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at . Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

BIOVENTUS INC.
Consolidated balance sheets
As of April 2, 2022 and December 31, 2021
(Amounts in thousands, except share amounts) (unaudited)

	April 2, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$27,374	$43,933
Restricted cash	5,280	5,280
Accounts receivable, net	119,288	124,963
Inventory	64,691	61,688
Prepaid and other current assets	28,762	27,239
Total current assets	245,395	263,103
Restricted cash, less current portion	50,000	50,000
Property and equipment, net	24,856	22,985
Goodwill	147,968	147,623
Intangible assets, net	681,369	695,193
Operating lease assets	18,738	17,186
Deferred tax assets	—	481
Investment and other assets	28,811	29,291
Total assets	$1,197,137	$1,225,862
Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$22,500	$16,915
Accrued liabilities	124,804	131,473
Accrued equity-based compensation	—	10,875
Current portion of long-term debt	20,292	18,038
Other current liabilities	3,926	3,558
Total current liabilities	171,522	180,859
Long-term debt, less current portion	348,039	339,644
Deferred income taxes	116,020	133,518
Contingent consideration	16,598	16,329
Other long-term liabilities	23,040	21,723
Total liabilities	675,219	692,073
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued
Class A common stock, $0.001 par value 250,000,000 shares authorized as of April 2, 2022 and December 31, 2021, 61,357,270 and 59,548,504 shares issued and outstanding as of April 2, 2022 and December 31, 2021, respectively	62	59
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 15,786,737 shares issued and outstanding as of April 2, 2022 and December 31, 2021	16	16
Additional paid-in capital	467,940	465,272
Accumulated deficit	(17,879)	(6,602)
Accumulated other comprehensive (loss) income	(363)	179
Total stockholders’ equity attributable to Bioventus Inc.	449,776	458,924
Noncontrolling interest	72,142	74,865
Total stockholders’ equity	521,918	533,789
Total liabilities and stockholders’ equity	$1,197,137	$1,225,862

BIOVENTUS INC.
Consolidated statements of operations and comprehensive (loss) income
(Amounts in thousands, except share and per share data, unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Net sales	$117,290	$81,778
Cost of sales (including depreciation and amortization of $9,218 and $5,236, respectively)	41,588	22,222
Gross profit	75,702	59,556
Selling, general and administrative expense	86,124	34,686
Research and development expense	6,928	947
Restructuring costs	577	—
Change in fair value of contingent consideration	269	—
Depreciation and amortization	3,254	1,925
Operating (loss) income	(21,450)	21,998
Interest income, net	(1,550)	(2,876)
Other expense	38	419
Other income	(1,512)	(2,457)
(Loss) income before income taxes	(19,938)	24,455
Income tax benefit	(5,132)	(73)
Net (loss) income	(14,806)	24,528
Loss attributable to noncontrolling interest	3,529	408
Net (loss) income attributable to Bioventus Inc.	$(11,277)	$24,936

Net (loss) income	$(14,806)	$24,528
Other comprehensive (loss) income, net of tax
Change in foreign currency translation adjustments	(682)	(1,156)
Comprehensive (loss) income	(15,488)	23,372
Comprehensive loss attributable to noncontrolling interest	3,669	408
Comprehensive (loss) income attributable to Bioventus Inc.	$(11,819)	$23,780

Loss per share of Class A common stock(1):
Basic and diluted	$(0.19)	$(0.02)
Weighted-average shares of Class A common stock outstanding(1):
Basic and diluted	60,484,969	41,797,882

(1) Per share information for the three months ended April 3, 2021 represents loss per share of Class A common stock and weighted-average shares of Class A common stock outstanding from February 16, 2021 through April 3, 2021, the period following Bioventus Inc.'s initial public offering and related transactions described in Note 1. Organization and Note 8. Earnings per share within the Notes to the Unaudited Condensed Consolidated Financial Statements in the Company's Quarterly Report on Form 10-Q for the quarter ended April 2, 2022.

BIOVENTUS INC.
Consolidated condensed statements of cash flows
(Amounts in thousands, unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Operating activities:
Net (loss) income	$(14,806)	$24,528
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	12,479	7,184
Equity-based compensation	4,889	(22,412)
Change in fair value of contingent consideration	269	—
Change in fair value of Equity Participation Rights	—	(2,774)
Change in fair value of interest rate swap	(3,924)	(1,565)
Impairments related to variable interest entity	—	—
Deferred income taxes	(17,018)	83
Other, net	1,399	583
Changes in working capital	(4,307)	(23,669)
Net cash from operating activities	(21,019)	(18,042)
Investing activities:
Acquisitions, net of cash acquired	(236)	(45,791)
Purchase of property and equipment	(2,960)	(1,370)
Investments and acquisition of distribution rights	(1,478)	513
Net cash from investing activities	(4,674)	(46,648)
Financing activities:
Proceeds from issuance of Class A common stock sold in initial public offering, net of underwriting discounts and offering costs	—	110,410
Proceeds from issuance of Class A and B common stock	2,080	16
Tax withholdings on equity-based compensation	(3,352)	—
Borrowing on revolver	15,000	—
Payments on long-term debt	(4,509)	(3,750)
Refunds from members	—	854
Other, net	(14)	(4)
Net cash from financing activities	9,205	107,526
Effect of exchange rate changes on cash	(71)	(221)
Net change in cash, cash equivalents and restricted cash	(16,559)	42,615
Cash, cash equivalents and restricted cash at the beginning of the period	99,213	86,839
Cash, cash equivalents and restricted cash at the end of the period	$82,654	$129,454

Use of Non-GAAP Financial Measures
Net Sales and International Net Sales Growth on a Constant Currency Basis
Net Sales and International Net Sales Growth on a Constant Currency Basis are non-GAAP measures, which are calculated by translating current and prior year results at the same foreign currency exchange rate. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to facilitate the comparison sales in foreign currencies to prior periods and analyze net sales performance without the impact of changes in foreign currency exchange rates.

Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing the stated period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that these non-GAAP financial measures, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.
Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A Common Stock.
We present Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A Common Stock, all non-GAAP financial measures, to supplement our financial reporting, because we believe these measures are useful indicators of our operating performance. We revised our prior year presentation of our Non-GAAP measures to condense the adjustments in order to simplify the presentation. Prior periods have been recast to conform to the current period.
We define Adjusted EBITDA as net income (loss) from continuing operations before depreciation and amortization, provision of income taxes and interest expense (income), adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include acquisition and related costs, restructuring and succession charges, equity compensation, equity loss in unconsolidated investments, foreign currency impact, and other items. See the table below for a reconciliation of net income to Adjusted EBITDA. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties often use it in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.
Our management uses Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin and Non-GAAP Net Income principally as measures of our operating performance and believe that these non-GAAP financial measures are useful to better understand the long term performance of our core business and to facilitate comparison of our results to those of peer companies. Our management also uses these non-GAAP financial measures for planning purposes, including the preparation of our annual operating budget and financial projections.
We define Non-GAAP Gross Profit as gross profit, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold and acquisition and related costs in the cost of goods sold. We define Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by net sales. See the table below for a reconciliation of gross profit and gross margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin.
We define Non-GAAP Operating Income as operating income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, and other items. Non-GAAP Operating Margin is defined as Non-GAAP Operating Income divided by net sales. See the table below for a reconciliation of Operating Income and operating margin to Non-GAAP Operating Income and Non-GAAP Operating Margin.
We define Non-GAAP Operating Expense as operating expenses, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, and other items. See the table below for a reconciliation of Operating Expenses to Non-GAAP Operating Expenses.

We define Non-GAAP Net Income as Net Income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, other items, and the tax effect of adjusting items. Starting in the fourth quarter of 2021, we revised our presentation of Non-GAAP Net Income to include the income tax effect of adjusting items. The income tax effect was calculated by applying management's expectation of a long-term normalized effective tax rate to the adjusting items. Prior period presentation has been recast to conform to current period presentation. See the table below for a reconciliation of Net Income to Non-GAAP Net Income.
We define Non-GAAP Earnings per Class A share as Earnings per Class A share, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, other items, and the tax effect of adjusting items divided by weighted average number of shares of Class A common stock outstanding during the period. Starting in the fourth quarter of 2021, we revised our presentation of Non-GAAP Earnings per Class A share to include the income tax effect of adjusting items. The income tax effect was calculated by applying management's expectation of a long-term normalized effective tax rate to the adjusting items. Prior period presentation has been recast to conform to current period presentation. See the table below for a reconciliation of loss per Class A share to Non-GAAP Earnings per Class A share.
Reconciliation of Net (Loss) Income to Adjusted EBITDA (unaudited)

	Three Months Ended
($, thousands)	April 2, 2022	April 3, 2021
Net (loss) income	$(14,806)	$24,528
Interest income, net	(1,550)	(2,876)
Income tax benefit	(5,132)	(73)
Depreciation and amortization(a)	12,479	7,184
Acquisition and related costs(b)	7,403	3,196
Restructuring and succession charges(c)	577	157
Equity compensation(d)	4,889	(22,412)
Equity loss in unconsolidated investments(e)	401	469
Foreign currency impact(f)	(61)	(52)
Other items(g)	2,911	949
Adjusted EBITDA	$7,111	$11,070
(a)Includes for the three months ended April 2, 2022 and April 3, 2021, respectively, depreciation and amortization of $9,218 and $5,236 in cost of sales and $3,261 and $1,948 in operating expenses presented in the consolidated statements of operations and comprehensive (loss) income.
(b)Includes acquisition and integration costs related to completed acquisitions, amortization of inventory step-up associated with acquired entities, and changes in fair value of contingent consideration.
(c)Costs incurred during 2022 were the result of adopting acquisition related restructuring plans to reduce headcount, reorganize management structure and to consolidate certain facilities. Costs in 2021 primarily related to executive transitions.
(d)The three months ended April 2, 2022 includes compensation expense resulting from awards granted under the Company’s equity based compensation plans. The three months ended April 3, 2021 primarily includes the change in fair value of the liability-classified awards granted under the Management incentive plan (MIP) prior to the IPO, partially offset by compensation expense resulting from awards granted under the Company's equity based compensation plans in effect after its IPO.
(e)Includes CartiHeal equity investment losses.
(f)Includes realized and unrealized gains and losses from fluctuations in foreign currency.
(g)Other items primarily includes charges associated with strategic transactions, such as potential acquisitions, and public company preparation costs, which primarily includes accounting and legal fees.

Reconciliation of Other Reported GAAP Measures to Non-GAAP Measures

Three Months Ended April 2, 2022	Gross Profit	Operating Expenses	Operating Income	Net Income/Loss	EPS(f)
Reported GAAP measure	$75,702	$97,152	$(21,450)	$(14,806)	$(0.19)
Reported GAAP margin	64.5%		(18.3)%
Depreciation and amortization(a)	9,218	3,261	12,479	12,479	0.16
Acquisition and related costs(b)	4,205	3,198	7,403	7,403	0.10
Restructuring and succession charges(c)	—	577	577	577	0.01
Other items(d)	—	2,911	2,911	2,911	0.04
Tax effect of adjusting items(e)	—	—	—	(5,803)	(0.08)
Non-GAAP measure	$89,125	$87,205	$1,920	$2,761	$0.04
Non-GAAP margin	76.0%		1.6%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS

Three Months Ended April 3, 2021	Gross Profit	Operating Expenses	Operating Income	Net Income	EPS(f)
Reported GAAP measure	$59,556	$37,558	$21,998	$24,528	$(0.02)
Reported GAAP margin	72.8%		26.9%
Depreciation and amortization(a)	5,236	1,948	7,184	7,184	0.12
Acquisition and related costs(b)	—	3,196	3,196	3,196	0.06
Restructuring and succession charges(c)	—	157	157	157	—
Other items(d)	—	949	949	949	0.02
Tax effect of adjusting items(e)	—	—	—	(2,622)	(0.05)
Non-GAAP measure	$64,792	$31,308	$33,484	$33,392	$0.13
Non-GAAP margin	79.2%		40.9%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS
(a)Includes for the three months ended April 2, 2022 and April 3, 2021 respectively, depreciation and amortization of $9,218 and $5,236 in cost of sales and $3,261 and $1,948 in operating expenses presented in the consolidated statements of operations and comprehensive income
(b)Consists of acquisition related items such as integration costs, amortization of inventory step-up, and changes in fair value of contingent consideration.
(c)Consists of restructuring plans to reduce headcount, reorganize management structure and consolidate certain facilities, as well as executive leadership transition costs.
(d)Other items primarily consists of charges associated with strategic transactions, such as potential acquisitions, and debt retirement and modification costs.
(e)Calculated by applying a normalized statutory rate of 24.8% and 22.8%, respectively, to the adjustments to Non-GAAP Net Income for the three months ended April 2, 2022 and April 3, 2021. The tax effect on adjustments to EPS is normalized to exclude the effect of the non-controlling ownership interest.
(f)Adjustments are pro-rated to exclude the weighted average non-controlling interest ownership of 20.5% and 27.80%, respectively, for the three months ended April 2, 2022 and April 3, 2021.

Investor Inquiries:
Dave Crawford
Bioventus
investor.relations@bioventus.com

Press and Media Inquiries:
Jamica Whitaker
Bioventus
jamica.whitaker@bioventus.com